(Operation Number - 36371)

CONTRACT ASSIGNMENT

between

CME MEDIA ENTERPRISES B.V.

and

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

and

EUROPEAN BANK
FOR RECONSTRUCTION AND DEVELOPMENT

Dated - July 21, 2006

i

ii

THIS CONTRACT ASSIGNMENT (the "Assignment") is dated July 21, 2006,

BETWEEN:

(1)	CME MEDIA ENTERPRISES B.V., a company organized under the laws of the Netherlands, and having its registered office at Dam 5B, 1012 JS Amsterdam, the Netherlands ("CME ME");

(2)
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church Street, Hamilton, HM 11 Bermuda ("CME Ltd"); and

(3)	EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT (the "Assignee").

Each a "Party" and collectively referred to as the "Parties".

BACKGROUND:

(A)	Each Assignor (as such term is defined below) is entering into this Assignment in connection with the Loan Agreement (as such term is defined below):

(B)	The Assignee and each Assignor intend this document to take effect as a deed (even though a Party may only execute it under hand).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Capitalized terms not otherwise defined herein shall, unless the context requires otherwise, bear the meaning ascribed thereto in the Loan Agreement:

"Assigned Contract"	means the Framework Agreement, as amended or supplemented from time to time;

"Assigned Rights"
means all present and future rights, title and interest of each Assignor in, under and to the Framework Agreement including, without limitation, the right of each Assignor to receive all amounts payable under the Framework Agreement and all present and future claims, causes of action, payments and proceeds in respect thereof, whether now or in the future;

"Assignors"	means CME ME and CME Ltd and "Assignor" means, as appropriate, CME ME or CME Ltd;

"Business Day"	means, in respect of any day, a day on which banks are generally open for transactions in London and New York;

"Election Notice"	has the meaning given in Schedule 1 hereto;

"Event of Default"	has the meaning given in the Loan Agreement;

"Framework Agreement"	means the Framework Agreement among CME ME, CME Ltd and PPF dated December 13, 2004 as amended on May 2, 2005;

"Loan Agreement"	means the Loan Agreement dated on or about the date hereof between CME Ltd. and the Assignee;

"PPF"
means PPF (Cyprus) Ltd, a company organized under the laws of the Republic of Cyprus with registered number HE 92433, and having its registered office at Arch. Makariou III, 2-4, Capital Center, 9th Floor, PC 1505, Nicosia, Cyprus;

"Receiver"	has the meaning given in Clause 8 hereof;

"Secured Liabilities"
means all present and future moneys, debts and liabilities due, owing or incurred by the Assignors to the Assignee under or in connection with the Financing Agreements (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise);

"Security Assets"	means the Assigned Rights, being the assets the subject of the security created hereunder;

"Security Documents"	has the meaning given in the Loan Agreement;

"Security Interest"	means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security; and

"Security Period"
means in respect of the Security Assets, the period beginning on the date hereof and ending on the date upon which all the Secured Liabilities which have arisen have been unconditionally and irrevocably paid and discharged in full or the security created hereby has been unconditionally and irrevocably released and discharged.

1.2	Construction

In construing this Assignment, unless otherwise specified:

(a)
references to a "person" shall means any individual, firm, company, government, state or agency of a state, local or municipal authority, or any joint venture association or partnership (whether or not having separate legal personality),

(b)
references to this Assignment, the other Financing Agreements or any other document referred to herein is a reference to this Assignment, the other Financing Agreements or such other document as amended, varied, novated or supplemented at any time,

(c)	references to Clause and Schedule headings are for ease of reference only

(d)	any reference to the "Assignee" or the "Assignor" shall include its and any subsequent successors and any permitted transferees in accordance with their respective interests; and

(e)	an amount shall be considered to be "irrevocably paid" if it is not capable of being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws.

1.3	Rights of Third Parties

A person who is not a party to this Assignment has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Assignment.

2.	ASSIGNMENT

(a)
As a continuing security for the payment, discharge and performance of all the Secured Liabilities, at any time owed or due to the Assignee, each Assignor unconditionally and irrevocably assigns and agrees to assign absolutely with full title guarantee (save for those security interests already created and existing and notified to the Assignee), its rights, title and interest in respect of the Security Assets to and in favour of the Assignee;

provided that forthwith upon the expiry of the Security Period, the Assignee shall, at the request and expense of the Assignors, (without warranty or other liability) re-assign to each Assignor the items assigned by such Assignor pursuant to this Clause 2 (Assignment).

(b)
The Assignors and the Assignee shall forthwith give notice of the assignment, to be effected in accordance with Clause 2(a), of the Assignors’ rights, title and interest in and to the Security Assets by:

(i)	sending a notice of assignment to PPF substantially in the form set out in Schedule 1 with such amendments as the Assignee may agree; and

(ii)	the Assignors using their best endeavours to procure that PPF acknowledges the notice of assignment substantially in the form set out in Schedule 2 with such amendments as the Assignee may agree.

(c)	Each Assignor shall promptly execute all documents and do all things and take whatever action the Assignee or a Receiver may reasonably require to:

(i)	perfect or protect the Security Interest created by this Assignment; and

(ii)
facilitate the realisation of any Security Asset or the exercise of any right, power or discretion exercisable by the Assignee or any Receiver or any of its or their delegates or sub-delegates in respect of any Security Asset, including, without limitation, the execution of any transfer, conveyance, assignment or assurance of any property whether to the Assignee or to its nominees, and the giving of any notice, order, or direction and the making of any registration, which in any case, the Assignee may think expedient.

(d)	Notwithstanding anything contained herein:

(i)	the Assignors shall remain liable under the Assigned Contract to perform all the obligations assumed by them thereunder; and

(ii)	the Assignee shall not be under any obligations or liability under the Assigned Contract, other than in connection with exercising its rights thereunder or be liable to make any payment thereunder.

(e)	The Parties agree that at any time other than when an Event of Default has occurred and is continuing, the Assignors shall be permitted to exercise each of the Assigned Rights without restriction.

3.	PRESERVATION OF SECURITY

3.1	Continuing security

The security constituted by this Assignment is continuing up to and including the last day of the Security Period.

3.2	Additional security

The security constituted by this Assignment is in addition to and is not in any way prejudiced by any other security now or subsequently held by the Assignee for any Secured Liability.

4.	REPRESENTATIONS AND WARRANTIES

4.1	Representations and warranties

Each Assignor makes on the date hereof the representations and warranties set out in this Clause 4 (Representations and Warranties) to the Assignee.

4.2	Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, this Assignment and the transactions contemplated by this Assignment.

4.3	Legal validity

This Assignment constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms and as at the date of this Assignment, neither Assignor is in material breach of the Assigned Contract.

4.4	Consents

To the best of its knowledge and belief all authorisations required or advisable in connection with the entry into, performance, validity and enforceability of this Assignment have been obtained or effected and are in full force and effect.

4.5	No Conflict

The entry into and performance by it of this Assignment do not and will not:

(a)	conflict with any law or regulation or judicial or official order;

(b)	conflict with its constitutional documents; or

(c)	conflict with any document which is binding upon it or its assets.

5.	ENCUMBRANCES AND DISPOSALS

Save for those security interests, assignments or transfers already created and existing, each Assignor undertakes with the Assignee that on and from the date hereof and until the end of the Security Period, it will not (except with the prior written consent of the Assignee or as otherwise permitted pursuant to the Loan Agreement):

(a)	create or permit to subsist any Security Interest upon all or any part of the Security Assets other than the security created hereunder; or

(b)	assign, transfer or otherwise dispose of the Assigned Contract except in circumstances contemplated in the Assigned Contract.

6.	UNDERTAKINGS

Each Assignor undertakes to the Assignee that until the end of the Security Period (except with the prior written consent of the Assignee or as otherwise permitted pursuant to the Loan Agreement):

(a)	it shall not do or permit to be done anything which would materially prejudice the rights of the Assignee in the Security Assets (except as expressly contemplated in the Assigned Contract); and

(b)	it shall not vary or amend any material provisions of the Assigned Contract in any way that is materially adverse to the interests of the Assignee pursuant to this Assignment.

7.	ENFORCEMENT OF SECURITY

7.1	Enforcement

This security shall be immediately enforceable at any time when an Event of Default is continuing and has not been waived by the Assignee and at such time the Assignee shall be entitled without notice immediately to put into force and exercise all the powers and remedies possessed by it according to law as mortgagee and chargee of the Security Assets as and when it may see fit (so that sections 93 and 103 of the Law of Property Act, 1925 shall not apply to this security) and in particular:

(a)	to take possession of, get in and collect the Security Assets, and to require payment to it of any revenues deriving therefrom;

(b)	to recover and collect all receivables and to give a good receipt therefor on behalf of each of the Assignors;

(c)	to perform or vary any of the Assigned Rights and/or rights under the Assigned Contract;

(d)	subject to the terms of the Assigned Contract, to assign any part or all of the Security Assets to any person on such terms as the Assignee considers appropriate;

(e)
to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of either Assignor or relating to the Assigned Rights and/or the Assigned Contract;

(f)	to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Assigned Rights and/or the Assigned Contract; and

(g)	to set-off any moneys comprised in the Security Assets against such or any of the Secured Liabilities.

7.2	Acknowledgment

The Assignee acknowledges and agrees that it shall not serve an Election Notice unless the security is enforceable in accordance with Clause 7.1.

8.	RECEIVER

(a)
In addition to the powers conferred above, at any time when the security hereby created is enforceable the Assignee may appoint in writing a receiver or a receiver and manager (a "Receiver") of all or any part of the Security Assets and remove any Receiver so appointed and appoint another in his place and may from time to time fix the remuneration of any such Receiver.

(b)	The Assignee may by instrument in writing delegate to any such Receiver all or any of the rights, powers and discretions vested in it by this Assignment.

(c)
Such Receiver shall be the agent of the Assignor but notwithstanding this position, as between the Assignors and the Assignee, the Assignee shall be responsible for his acts and defaults and be liable on any contracts made by him, save to the extent that the Assignors would be responsible pursuant to the Loan Agreement for such acts or defaults if performed by the Assignee or be liable on any such contracts if made by the Assignee.

9.	APPLICATION OF PROCEEDS

Any moneys received by the Assignee or any Receiver after the security constituted by this Assignment has become enforceable shall be applied in the following order of priority:

(a)
in satisfaction of, or provision for, all costs and expenses incurred by the Assignee or any Receiver (including but not limited to costs and expenses incurred by the Assignee or any Receiver in the course of exercising any rights hereunder) and of all remuneration due to any Receiver under this Assignment;

(b)	in or towards payment of the Secured Liabilities or such part of them as is then due and payable; and

(c)	subject to the terms of the Loan Agreement, in payment of the surplus (if any) to the Assignor entitled to it.

10.	POWER OF ATTORNEY

(a)
Each Assignor hereby by way of security for the ultimate balance of the Secured Liabilities irrevocably appoints the Assignee and any Receiver appointed by the Assignee jointly or severally as its attorney(s) on its behalf and in its name to exercise the rights (to the extent that such rights are enforceable at the relevant time) conferred on the Assignee pursuant to this Assignment in relation to the Security Assets.

(b)	The Assignee may, at any time when an Event of Default is continuing which has not been waived by the Assignee:

(i)	ask, require, demand, receive and give acquittance for any sum forming part of the Security Assets;

(ii)	endorse any cheques or other instruments or orders in connection therewith; and

(iii)	make any claims or take any action or institute any proceedings which may be necessary or advisable to protect the interests of the Assignee in all or any part of the Security Assets.

11.	WAIVERS AND REMEDIES CUMULATIVE

The rights of the Assignee under this Assignment:

(a)	may be exercised as often as necessary;

(b)	are cumulative and are not exclusive of its rights under general law; and

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

12.	CHANGES TO THE PARTIES

Subject to and in accordance with the terms of the Loan Agreement, the Assignee may assign, transfer, novate or dispose of its rights and/or obligations under this Assignment. This Assignment shall remain in effect despite any amalgamation or merger (however effected) relating to the Assignee, and references to the Assignee shall be deemed to include any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of the Assignee under this Assignment or to which, under such laws, those rights and obligations have been transferred.

13.	SEVERABILITY

If a provision of this Assignment is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect or impair:

(a)	the validity, legality or enforceability in that jurisdiction of any other provision of this Assignment; or

(b)	the validity, legality or enforceability in other jurisdictions of that or any other provision of this Assignment.

14.	COSTS AND EXPENSES

Subject to the terms of or any limitations set out in the Loan Agreement, the Assignors shall, within three Business Days of demand by the Assignee, indemnify the Assignee for all costs and expenses reasonably and properly incurred by the Assignee in connection with (a) the execution of this Assignment or otherwise in relation to it, (b) the perfection or enforcement of the security constituted by this Assignment or (c) the exercise of any of the rights accruing to the Assignee under this Assignment, and neither the Assignee nor any Receiver appointed hereunder shall be obliged to take any action hereunder unless it has been indemnified to its reasonable satisfaction for so doing.

15.	COUNTERPARTS

This Assignment may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment.

16.	RELEASE

Upon the expiry of the Security Period (but not otherwise), the Assignee shall at the request of either Assignor, execute and do all such deeds, acts and things as may be necessary to release the Security Assets from the security constituted by this Assignment.

17.	ENGLISH LANGUAGE

All documents to be furnished or communications to be given or made under this Assignment shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by the Party providing such document, which translation shall be the governing version between the Assignors and the Assignee.

18.	NOTICES

Any notice, application or other communication to be given or made under this Assignment to the Assignee or to the Assignors shall be in writing. Such notice, application or other communication shall be deemed to have been duly given or made when it is delivered by hand, courier or facsimile transmission to the Party to which it is required or permitted to be given or made at such Party's address specified below or at such other address as such Party designates by notice to the Party giving or making such notice, application or other communication.

For CME ME:

Dam 5B
1012 JS Amsterdam
The Netherlands
Attn:	Managing Director
Fax:	+31 20 423 1404

With a copy to:
c/o CME Development Corporation
81 Aldwych
London WC2B 4HN
United Kingdom
Attn:	General Counsel
Fax:	+44 207 430 5403

For CME Ltd:

c/o CME Development Corporation
81 Aldwych
London WC2B 4HN
United Kingdom
Attn:	General Counsel
Fax:	+44 207 430 5403

For the Assignee:

European Bank for Reconstruction and Development
One Exchange Square
London EC2A 2JN
United Kingdom
Attn:	Operation Administration Unit
Fax:	+44-20-7338-6100

19.	PRIVILEGES AND IMMUNITIES

Nothing in this Assignment shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of the Assignee accorded under the Agreement Establishing the European Bank for Reconstruction and Development, international convention or any applicable law.

20.	WAIVER OF SOVERIGN IMMUNITY

Each Assignor represents and warrants that this Assignment and the incurring by each Assignor of the obligations hereunder are commercial rather than public or governmental acts and that such Assignor is not entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Assignment. To the extent that the Assignors or any of their assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgement, other attachment or execution of judgement on the grounds of sovereignty or otherwise, each Assignor hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Assignment.

21.	GOVERNING LAW

This Assignment shall be governed by and construed in accordance with the laws of England and Wales.

22.	JURISDICTION

(a)
Any dispute, controversy or claim arising out of or relating to this Assignment, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. There shall be one arbitrator and the appointing authority shall be the London Court of International Arbitration. The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The Parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek a determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorised to take or provide, and the Assignors agree that it shall not seek from any judicial authority, any interim measures of protection or pre-award relief against the Assignee, any provisions of UNCITRAL Arbitration Rules notwithstanding. The arbitral tribunal shall have authority to consider and include in any proceeding, decision or award any further dispute properly brought before it by the Assignee (but no other party) insofar as such dispute arises out of any Financing Agreement, but, subject to the foregoing, no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings.

(b)
Notwithstanding Clause 22(a), this Assignment and the other Financing Agreements, and any rights of the Assignee arising out of or relating to this Assignment or any other Financing Agreement, may, at the option of the Assignee, be enforced by the Assignee in the courts of Netherlands, Bermuda, or England or in any other courts having jurisdiction. For the benefit of the Assignee, each Assignor hereby irrevocably submits to the non-exclusive jurisdiction of the courts of England with respect to any dispute, controversy or claim arising out of or relating to this Assignment or any other Financing Agreement, or the breach, termination or invalidity hereof or thereof. Each Assignor hereby irrevocably designates, appoints and empowers CME Development Corp. at its registered office (being, on the date hereof, at Aldwych House, 81 Aldwych, London WC2B 4HN, England) to act as its authorised agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by the Assignee in respect of any Financing Agreement. Each Assignor hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. Each Assignor covenants and agrees that, so long as it has any obligations under this Assignment, it shall maintain a duly appointed agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by the Assignee in respect of any Financing Agreement and shall keep the Assignee advised of the identity and location of such agent. Nothing herein shall affect the right of the Assignee to commence legal actions or proceedings against the Assignors in any manner authorised by the laws of any relevant jurisdiction. The commencement by the Assignee of legal actions or proceedings in one or more jurisdictions shall not preclude the Assignee from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not. Each Assignor irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

(c)	The Assignors agree to the provisions of this Clause 22 solely because the counterparty to this Agreement as at the date hereof is the Assignee.

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorised representatives, have caused this Assignment to be signed as a Deed in their respective names as of the date first above written.

EXECUTED as a Deed for and on behalf of
CME MEDIA ENTERPRISES B.V.

By:	/s/ Alphons van Spaendonck

Name: Alphons van Spaendonck
Title: Managing Director

By:	/s/ Henk van Wijlen

Name: Pan-Invest, B.V.
Title: Managing Director

THE COMMON SEAL OF
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
was hereto affixed in the presence of

By:	/s/ Michael Garin

Name: Michael Garin
Title: Chief Executive Officer

EXECUTED as a Deed for and on behalf of
EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

By:	/s/ David Cooper

Name: David Cooper
Title: Acting Director - Telecoms, Informatics and Media

SCHEDULE 1

Form of Notice of Assignment

From:	CME MEDIA ENTERPRISES B.V.; and
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (together the "Assignors"); and

EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT (the "Assignee")

To:	PPF (CYPRUS) LTD

Date: ●
Dear Sirs,

NOTICE OF ASSIGNMENT OF FRAMEWORK AGREEMENT (the "Contract")

We hereby give you notice that we, the Assignors and the Assignee, have entered into a security assignment (the "Assignment") dated July 21, 2006. Pursuant to the Assignment, the Assignors have assigned to the Assignee all of their present and future rights, benefits, interests and claims under and in respect of the Contract, subject only to the Security Assignment dated May 5, 2005 (the "Prior Assignment") between the Assignors and JPMorgan Chase Bank, N.A., London Branch (the "Security Trustee"). The terms of this notice shall be subject only to the rights of the Security Trustee under the Prior Assignment.

Please note the following:

(1)
The Assignors continue to be solely responsible to you for the performance of their obligations under the Contract and the Assignee shall not be under any obligation or liability under the Contract by reason of the Assignment or anything arising therefrom.

(2)	From the date hereof you should perform all of your obligations under the Contract (including the making of any payments pursuant to the Contract) in accordance with these instructions.

(3)	The Assignee has agreed that until such time when the Assignee has delivered to you written notice of its election to exercise the Assignors’ rights under the Contract (an "Election Notice"):

(i)	you should continue to pay to the Assignors any sums which you may become obliged to pay to each of them under the Contract,

(ii)	each Assignor shall remain entitled to exercise all of its rights, powers and discretions relating to the Contract without any restriction and without the consent of the Assignee,

(iii)
each Assignor shall remain entitled to deal with you in respect of any provision of the Contract or give consent relating to any provision of the Contract without the prior consent of the Assignee; and

(iv)	you should continue to give notices in relation to the Contract to the Assignors.

(4)
The Assignors instruct you, at any time after the Assignee has delivered to you an Election Notice, to comply with any payment or other instructions contained therein or in any subsequent written notice to you from the Assignee, including without limitation any instruction to pay to such account as the Assignee may nominate the full amount of any sums which you may become obliged to pay to the Assignors under the Contract, provided always that any such instructions do not exceed the rights of the Assignors pursuant to the Contract.

(5)	Save as set out above, the Assignment does not affect your rights or obligations under the Contract.

Please sign the enclosed acknowledgment of this Notice of Assignment and send it to the Assignee at EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT at:

European Bank for Reconstruction and Development
One Exchange Square
London EC2A 2JN
United Kingdom

Attention:	Operation Administration Unit

Fax:	+44-20-7338-6100

This letter is governed by English law.

Yours faithfully,

For and on behalf of
CME MEDIA ENTERPRISES B.V.

For and on behalf of
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

For and on behalf of
EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

SCHEDULE 2

Form of Acknowledgment of Assignment

From:	PPF (CYPRUS) LTD

To:	EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT (the "Assignee")

Copy:	CME MEDIA ENTERPRISES B.V. and

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: ●

Dear Sirs,

ACKNOWLEDGMENT OF NOTICE OF ASSIGNMENT OF FRAMEWORK AGREEMENT

We refer to a letter dated ● (the "Notice of Assignment") from CME Media Enterprises B.V. and Central European Media Enterprises Ltd. as the Assignors and European Bank for Reconstruction and Development as the Assignee to us notifying us of the Assignment therein specified.

We acknowledge that we have been given notice of and consent to the Assignment.

This letter is governed by English law.

Yours faithfully,

For and on behalf of
PPF (CYPRUS) LTD